Exhibit 10.2

ADDENDUM TO AGREEMENT BETWEEN BAXTER HEALTHCARE CORPORATION

AND ACCENTIA BIOPHARMACEUTICALS, INC.

This Addendum to the above-referenced Agreement is executed as of November 29, 2010 by the parties hereto to clarify and affirm the Agreement as follows:

Notwithstanding anything to the contrary contained in the Agreement, the term “Effective Date” shall be deemed to mean November 29, 2010. This definition of Effective Date shall control and supersede any conflicting or contradictory language in the Agreement, including without limitation Section 13.14, and the parties agree and acknowledge that the Agreement is not and has not been rendered null and void pursuant to Section 13.14.

IN WITNESS WHEREOF, the Parties have caused this Addendum to Agreement to be executed as of this 29th day of November, 2010.

BAXTER HEALTHCARE CORPORATION		ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Scott P. Luce	By:	/s/ Samuel S. Duffey

Name:	/s/ Scott P. Luce	Name:	Samuel S. Duffey

Title:	General Manager, Global Pharmaceuticals	Title:	President and General Counsel